Filed Pursuant to Rule 424(b)(4)
Registration NO. 333-132225
PROSPECTUS SUPPLEMENT
(To Prospectus dated March 6, 2006)
3,650,000 shares
Trinity Industries, Inc.
Common stock
All of the shares of common stock in this offering are being sold by the selling stockholders. Trinity Industries, Inc. will not receive any of the proceeds from the sale of the shares in this offering.
The common stock is listed on the New York Stock Exchange under the symbol “TRN.” The last reported sale price of the common stock on March 6, 2006 was $54.20 per share.
See “Risk Factors” on page 2 of the accompanying prospectus for a discussion of certain matters that you should consider before buying shares of the common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus or whether it is truthful or complete. Any representation to the contrary is a criminal offense.

	Per share	Total

Initial price to public	$53.25	$194,362,500.00

Underwriting discount	$ 0.19	$693,500.00

Proceeds, before expenses, to the selling stockholders	$53.06	$193,669,000.00

J.P. Morgan Securities Inc. is the sole underwriter and expects to deliver the shares against payment in New York, New York on March 10, 2006.
JPMorgan
The date of this prospectus supplement is March 6, 2006.

Prospectus supplement

About this prospectus supplement
You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Neither we, the selling stockholders nor any underwriter has authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. The information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference or any other offering material is accurate only as of its date, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any sale of common stock. As used in this prospectus supplement and the accompanying prospectus, unless otherwise required by the context, the terms “we,” “us,” “our,” the “Company” and “Trinity” refer to Trinity Industries, Inc. and its consolidated subsidiaries. The phrase “this prospectus supplement” refers to this prospectus supplement and any applicable prospectus, unless the context otherwise requires. You should carefully read this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement.
This offering

Common stock offered by the selling stockholders	3,650,000 shares

Common stock outstanding before and after this offering	49,490,350 shares(1)

Use of proceeds	We will not receive any proceeds from the sale of common stock in this offering. All net proceeds from such sale will be received by the selling stockholders.

New York Stock Exchange symbol	“TRN”

Risk factors	See “Risk Factors” on page 2 of the accompanying prospectus for a discussion of factors that you should carefully consider before investing in our common stock.

(1) Based on the 49,490,350 shares outstanding as of January 31, 2006. Excludes 1,799,788 shares of our common stock currently issuable upon exercise of outstanding stock options.
Use of proceeds
All shares of common stock sold pursuant to this prospectus supplement will be sold by the selling stockholders and we will not receive any of the proceeds from such sale.

Selling stockholders
TIC I, LLC (formerly known as Thrall Investment Company, L.L.C.) and TIC II, LLC (formerly known as Thrall Investment Company II, L.L.C.) are the selling stockholders mentioned in this prospectus supplement.
The following table sets forth the number of shares of our common stock the selling stockholders will beneficially own immediately before and after this offering, in each case together with the percentage of the total voting power of our capital stock represented by such shares (based on the 49,490,350 shares outstanding as of January 31, 2006). The information included in the table as to the selling stockholders has been furnished to us by or on behalf of the selling stockholders for inclusion in this prospectus supplement. The information is based upon the assumption that the selling stockholders do not sell any shares of our common stock shown in the table as owned other than the shares of common stock to be sold under this prospectus supplement.

				Beneficial
				ownership after
	Beneficial ownership			completion of
	prior to the offering			the offering

Name of beneficial owner	Shares	Percent	Shares to be sold	Shares	Percent

TIC I, LLC(1)	3,150,000	6.4%	3,150,000	0	0%
TIC II, LLC(1)	500,000	1.0%	500,000	0	0%

(1) TIC I, LLC, TIC II, LLC, TCMC, Inc. and Mr. Craig J. Duchossois are affiliates of each other. As such they may be deemed to be beneficial owners of the shares. The principal business address for these entities and person is 845 Larch Avenue, Elmhurst, Illinois 60126. Before and after this offering, TCMC, Inc. will own 600,000 shares of our common stock. These shares are not part of this offering.

Underwriting
We, the selling stockholders and J.P. Morgan Securities Inc. (the “underwriter”) have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, the underwriter has agreed to purchase all of the shares offered hereby.
The underwriter is committed to take and pay for all of the shares being offered, if any are taken.
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter by the selling stockholders.

Paid by the selling stockholders

Per Share	$0.19
Total	$693,500.00

The underwriter expects to deliver the shares against payment in New York, New York on March 10, 2006. Shares sold by the underwriter to the public will initially be offered at the initial price to public set forth on the cover of this prospectus supplement. In addition, the underwriter may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers. If all the shares are not sold at the initial price to public, the underwriter may change the offering price and the other selling terms.
The selling stockholders and TCMC, Inc. have agreed with the underwriter not to dispose of or hedge any of our common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 30 days after the date of this prospectus supplement, except with the prior written consent of the underwriter. We have agreed with the underwriter not to dispose of or hedge any of our common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 30 days after the date of this prospectus supplement, except with the prior written consent of the underwriter. This agreement does not apply to any existing employee benefit plans or the conversion or exchange of any of our outstanding convertible or exchangeable securities or any contract to sell up to an aggregate of 5% of our outstanding stock (outstanding immediately after the offering and sale of the shares to be sold in this offering) issued (i) for cash in connection with any strategic transaction that includes a commercial relationship involving us and other entities, including joint ventures, or (ii) in connection with the acquisition by us of any businesses or products.
In connection with the offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than the underwriter is required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriter in the open market prior to the completion of the offering.
Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. If the applicable prospectus indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus supplement and the applicable prospectus, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus (or a post-effective amendment).
The underwriter has represented, warranted and agreed that: (i) it has not offered or sold and, prior to the expiration of a period of six months from the closing date, will not offer or sell any shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any shares in circumstances in which section 21(1) of the FSMA does not apply to Trinity; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of common stock to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purpose of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by an measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
The shares may not be offered or sold, transferred or delivered, as part of their initial distribution or at any time thereafter, directly or indirectly, to any individual or legal entity in The Netherlands other than to individuals or legal entities who or which trade or invest in securities in the conduct of their profession or trade, which includes banks, securities intermediaries, insurance companies, pension funds, other institutional investors and commercial enterprises which, as an ancillary activity, regularly trade or invest in securities.
The shares may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the shares may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the securities to the public in Singapore.
The shares have not been and will not be registered under the Securities and Exchange Law of Japan and the underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
We and the selling stockholders estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions and expenses payable by the selling stockholders, will be approximately $301,800. We will pay for these expenses.

We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.
The underwriter and its respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Trinity, for which they received or will receive customary fees and expenses.
Validity of common stock
The validity of the common stock offered by this prospectus supplement is being passed upon for us by Haynes and Boone, LLP, our legal counsel, and for the underwriter by Sullivan & Cromwell LLP.

PROSPECTUS
3,650,000 Shares
Trinity Industries, Inc.
Common Stock
       All of the shares of common stock in this offering are being sold by the selling stockholders. Trinity Industries, Inc. will not receive any of the proceeds from the sale of the shares in this offering.
      Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 4.
      The common stock is listed on the New York Stock Exchange under the symbol “TRN.” The last reported sale price of the common stock on March 2, 2006 was $55.30 per share.
      See “Risk Factors” on page 2 to read about certain matters that you should consider before buying shares of the common stock.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or whether it is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 6, 2006.

i

ABOUT THIS PROSPECTUS
      You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. Neither we, the selling stockholders nor any underwriter has authorized anyone to provide information different from that contained in this prospectus and the documents incorporated by reference herein. The information contained in this prospectus, in any prospectus supplement, in any document incorporated by reference or any other offering material is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of common stock. As used in this prospectus, unless otherwise required by the context, the terms “we,” “us,” “our,” the “Company” and “Trinity” refer to Trinity Industries, Inc. and its consolidated subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires. You should carefully read this entire prospectus and the documents incorporated by reference into this prospectus.
THE COMPANY
      We are a diversified industrial company providing a variety of products and services for the transportation, industrial, construction and energy sectors. We were incorporated in 1933 and have been publicly-traded since 1958.
      We serve our customers through five business groups:

•	Rail Group. Our Rail Group is the leading freight railcar manufacturer in North America and a freight railcar manufacturer in Europe. We provide a full complement of railcars used for transporting a wide variety of liquids, gases, and dry cargo.

•	Railcar Leasing and Management Services Group. Our Railcar Leasing and Management Services Group is a premier provider of leasing and management services. We lease both tank cars and freight cars. Our Railcar Leasing and Management Services Group is an important strategic resource that uniquely links our Rail Group with our customers and provides us with revenue and cash flow diversification.

•	Construction Products Group. Our Construction Products Group produces concrete and aggregates, and manufactures highway products, beams and girders used in highway bridge construction, and weld pipe fittings. We are a leader in the supply of ready mix concrete in several rural regions and cities located throughout Texas. We believe we are the largest highway guardrail manufacturer in the United States based on revenues and the only full line producer of highway guardrails, crash cushions and other protective barriers that absorb and dissipate the force of impact in collisions between vehicles and fixed roadside objects.

•	Inland Barge Group. We are a leading manufacturer of inland barges in the United States and the largest manufacturer of fiberglass barge covers, used primarily on grain barges. We manufacture a variety of dry cargo barges, such as deck barges, and open or covered hopper barges that transport various commodities, such as grain, coal, and aggregates. We also manufacture tank barges used to transport liquid products. Our manufacturing facilities are strategically located along the U.S. inland river system.

•	Energy Equipment Group. In the third quarter of 2005, due to an increase in structural and tower revenue, we restructured our Industrial Products Group to include our structural wind tower operations. As a result, the Industrial Products Group was renamed the Energy Equipment Group. We are a leading manufacturer of tank containers and tank heads for pressure vessels. We manufacture our tanks in the United States, Mexico, and Brazil. We market a portion of our products in Mexico under the brand name of TATSA®. We also manufacture fertilizer containers for bulk storage, farm storage and the application and distribution of anhydrous ammonia.
      We are a Delaware corporation. Our principal executive offices are located at 2525 N. Stemmons Freeway, Dallas, TX 75207-2401 and our telephone number at that address is (214) 631-4420. Our website is located at www.trin.net. The information on our website is not part of this prospectus.

RISK FACTORS
      Investing in our common stock involves risks. You should carefully consider the risks, uncertainties and assumptions discussed under the section “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2005, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other documents we file with the Securities and Exchange Commission, or the SEC, in the future, see “Where You Can Find More Information.” Additional risks not presently known to us or which we consider immaterial based on information currently available to us may also materially adversely affect us.
ABOUT FORWARD-LOOKING STATEMENTS
      Some statements in this prospectus (or otherwise made by us or on our behalf from time to time in other reports, filings with the SEC, news releases, conferences, World Wide Web postings or otherwise) which are not historical facts, may be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about our estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. We use the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. Factors that could cause these differences include, but are not limited to:

•	market conditions and demand for our products;

•	the cyclical nature of both the railcar and barge industries;

•	variations in weather in areas where construction products are sold and used;

•	disruptions of manufacturing capacity due to weather related events;

•	the timing of introduction of new products;

•	the timing of customer orders;

•	price changes;

•	changes in mix of products sold;

•	the extent of utilization of manufacturing capacity;

•	availability and costs of component parts, supplies, and raw materials;

•	competition and other competitive factors;

•	changing technologies;

•	steel prices;

•	surcharges added to fixed pricing agreements for raw materials;

•	interest rates and capital costs;

•	long-term funding of our leasing warehouse facility;

•	taxes;

•	the stability of the governments and political and business conditions in certain foreign countries, particularly Mexico, Czech Republic, and Romania;

•	changes in import and export quotas and regulations;

•	business conditions in emerging economies;

•	results of litigation;

•	legal, regulatory, and environmental issues; and

•	other matters set forth under the heading “Risk Factors” in documents we incorporate by reference into this prospectus.
      Any forward-looking statement speaks only as of the date on which such statement is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.
USE OF PROCEEDS
      All shares of common stock sold pursuant to this prospectus will be sold by the selling stockholders and we will not receive any of the proceeds from such sale.
SELLING STOCKHOLDERS
      TIC I, LLC (formerly known as Thrall Investment Company, L.L.C.) and TIC II, LLC (formerly known as Thrall Investment Company II, L.L.C.) are selling all of the 3,650,000 shares of our common stock offered by this prospectus. The selling stockholders are affiliates of Duchossois Industries, Inc. In October 2001, we acquired Thrall Car Manufacturing Company from certain affiliates of Duchossois Industries by merger for cash and 7,150,000 shares of our common stock, 4,000,000 of which were registered and sold in December 2004 by TIC I, LLC. 3,150,000 of the shares of common stock offered hereby are part of the shares received in the merger and are offered hereby by TIC I, LLC. The remaining 500,000 shares of common stock are offered hereby by TIC II, LLC.
      As of March 1, 2006, TCMC, Inc. (formerly known as Thrall Car Management Company, Inc.), an affiliate of Duchossois Industries, owned in the aggregate 600,000 shares of our common stock, and Craig J. Duchossois, the chief executive officer of Duchossois Industries, who was appointed and serves currently as one of our directors pursuant to a stockholders agreement that we entered into in connection with the Thrall Car Manufacturing Company merger, owns 15,150 shares of our common stock and 2,000 restricted stock units that may be converted into common stock if Mr. Duchossois ceases to serve as one of our directors.
      Mr. Duchossois is an operating board member and executive officer of each of the selling stockholders, and a director and executive officer of TCMC, and has the ability to vote a majority of the voting interests in each of the selling stockholders and TCMC.
      We are registering the offer and sale of 3,150,000 of the shares offered by this prospectus because TIC I, LLC has exercised one of its registration rights under the registration rights agreement entered into at the time of the merger. In connection therewith, we have agreed to register the additional shares owned by TIC II, LLC.

      The following table sets forth the number of shares of our common stock the selling stockholders will beneficially own immediately before and after this offering, in each case together with the percentage of the total voting power of our capital stock represented by such shares (based on the 49,490,350 shares outstanding as of January 31, 2006). The information included in the table as to the selling stockholders has been furnished to us by or on behalf of the selling stockholders for inclusion in this prospectus. The information is based upon the assumption that the selling stockholders do not sell any shares of our common stock shown in the table as owned other than the shares of common stock to be sold under this prospectus.

				Beneficial
				Ownership
	Beneficial Ownership			After Completion
	Prior to the Offering			of the Offering
			Shares to
Name of Beneficial Owner	Shares	Percent	be Sold	Shares	Percent

TIC I, LLC(1)	3,150,000	6.4%	3,150,000	0	0%
TIC II, LLC(1)	500,000	1.0%	500,000	0	0%

(1)	TIC I, LLC, TIC II, LLC, TCMC, Inc. and Mr. Craig J. Duchossois are affiliates of each other. As such they may be deemed to be beneficial owners of the shares. The principal business address for these entities and persons is 845 Larch Avenue, Elmhurst, Illinois 60126. Before and after this offering, TCMC, Inc. will own 600,000 shares of our common stock. These shares are not part of this offering.
PLAN OF DISTRIBUTION
      We are registering 3,650,000 shares of our common stock for possible sale by the selling stockholders. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table above. The selling stockholders may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	on the New York Stock Exchange, in the over-the-counter market, or on any other national securities exchange on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.
      The selling stockholders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on the New York Stock Exchange or any other exchange or market.
      The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers, or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.
      We and the selling stockholders have agreed to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the registration rights agreement, we have agreed to pay the costs, expenses, and fees of registering the shares of common stock offered by TIC I, LLC. We have also agreed to pay the costs, expenses and fees of registering the shares of common stock offered by TIC II, LLC. However, the selling stockholders will pay any underwriting discounts or commissions relating to the sale of the shares of common stock in any underwritten offering.
      Upon our notification by the selling stockholders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.
      The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.
VALIDITY OF COMMON STOCK
      The validity of the shares of common stock offered by this prospectus will be passed upon by Haynes and Boone, LLP, our legal counsel.

EXPERTS
      Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2005, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains an internet site http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers (including us) that file documents with the SEC electronically. Our SEC filings may be obtained from that website. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities. You may also read and copy any document we file with the SEC at the following SEC public reference facility:
Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549
      You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549, by e-mailing the Public Reference Room of the SEC at publicinfo@sec.gov, or by facsimile at (202) 777-1027.
      The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. In all cases you should rely on the later information over different information included in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we terminate the offering:

•	Our Annual Report on Form 10-K for the year ended December 31, 2005;

•	Our Current Reports on Form 8-K filed on January 19, 2006, February 9, 2006, February 15, 2006, and March 2, 2006 (in all cases, to the extent these items were “filed” with the SEC and not “furnished”);

•	The description of our common stock contained in our Current Report on Form 8-K dated November 30, 2004; and

•	The description of our rights to purchase Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A filed with the SEC on April 2, 1999, as amended by filings on August 22, 2001, October 31, 2001, and May 19, 2005, including any amendments or reports filed subsequent to the date hereof for the purpose of updating that description.
      Any person, including any beneficial owner, may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas 75207-2401
Attention: Michael G. Fortado
Telephone number: 214-631-4420

3,650,000 shares
Trinity Industries, Inc.
Common stock
Prospectus supplement
JPMorgan
March 6, 2006